                                                                   EXHIBIT 4.5

                           SUPPLEMENTAL INDENTURE

     Third Supplemental Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 31, 1993 (this "Third Supplement"), made by and among Buckeye Pipe Line Company, L.P., a Delaware limited partnership (the "Company"), and PNC Bank, National Association, formerly Pittsburgh National Bank, a national banking association, having its principal corporate trust office at One Oliver Plaza, Pittsburgh, Pennsylvania 15265 (the "Trustee"), and J.G. Routh, residing at 308 Depot Street, Jamestown, Pennsylvania 16134 (the "Individual Trustee"), as Trustees (together, the "Trustees") under the Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986 (the "Indenture"), by and among the Company and each of the Trustees, and recorded on the date and in the location shown on Schedule 1 attached hereto and made a part hereof, as amended by the First Supplemental Indenture dated as of December 1, 1987 ("First Supplement") and the Second Supplemental Indenture dated as of November 30, 1992 ("Second Supplement"). Exhibit A attached hereto and made a part hereof sets forth the jurisdictions in which the Company has fee-owned real property or rights-of-way. The First Supplement is attached hereto as Schedule 2 and made a part hereof. The Second Supplement is attached hereto as Schedule 3 and made a part hereof.

                            PRELIMINARY STATEMENT

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

     The Company has entered into the Indenture with the Trustees. The Company and the Trustees are entering into this Third Supplement in accordance with the provisions of Article Twelve of the Indenture in order to set forth, as permitted and provided by Sections 3.01, 3.03(d) and 12.01(f) of the Indenture, the terms of three series of Additional Notes under the Indenture. Such Additional Notes are the Company's First Mortgage Pipe Line Notes, aggregating $35,000,000 principal amount, consisting of the following series: (i) $11,000,000 principal amount of 7.11% Series K Notes due December 15, 2007; (ii) $11,000,000 principal amount of 7.15% Series L Notes due December 15, 2008; and
(iii) $13,000,000 principal amount of 7.19% Series M Notes due December 15, 2009. Pursuant to Article Twelve of the Indenture, all other acts and things necessary to make this Third Supplement a valid instrument have been done and performed. All covenants and agreements made by the Company


This instrument prepared by:
James H. Carroll, Esq.
Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, PA  19103


___________________________
herein are for the benefit and security of the Noteholders and the Trustees. The Company is entering into this Third Supplement, and the Trustees are accepting this Third Supplement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

     The Company represents that this Third Supplement does not encumber real property improved or to be improved by one or more structures containing in the aggregate not more than six residential dwelling units, each having its own cooking facilities.

     1.  Amendment to the Recitals of the Indenture.  The language set forth
         ------------------------------------------
below shall be added on page 6 of the Indenture after the paragraph beginning with the word "WHEREAS" and immediately before the paragraph beginning with the words "NOW, THEREFORE":

     WHEREAS, all necessary action has been duly taken by the Company to authorize the execution and delivery of a Third Supplemental Indenture and the issue and sale hereunder of certain Additional Notes herein defined as the "1993 Notes", consisting of three series, the Notes of such series being designated and referred to in the Indenture as set forth in (S) 2.13 and having the aggregate principal amount, maturing at the date, and bearing interest, payable semi-annually on June 15 and December 15 in each year, at the annual rate set forth in (S) 2.13, and being subject to optional redemption pursuant to the provisions of (S) 2.13; and

     WHEREAS, the 1993 Notes are to be substantially in the forms following respectively with changes only as to series designations and interest rates:

                    [Form of Note of Series K through M]
                       BUCKEYE PIPE LINE COMPANY, L.P.
                   (A limited partnership organized under
                     the laws of the State of Delaware)
           First Mortgage Pipe Line Note, __ % Series __ Due ____
                    No._________          $_____________

     Buckeye Pipe Line Company, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "Company"), for value received, hereby promises to pay to ___________________________ or registered assigns, on December 15, ____, the sum of $_______________ Dollars in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts and to pay interest thereon in like coin or currency (i) from the interest payment date next preceding the date of this Note until payment of the principal hereof becomes due and payable, at the rate of ___% per annum, payable semi-annually, on the fifteenth day of June and

December in each year and (ii) on any overdue payment of principal (and to the extent permitted by law, on any overdue payment of premium or interest thereon), payable semi-annually as aforesaid (or at the option of the holder hereof, on demand) at a rate per annum from time to time equal to the greater of (x) [insert rate equal to one percent over the above rate] or (y) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its prime rate, as shall be determined by the Trustee. In accordance with Section 15.05 of the "Indenture" referred to below, principal of, and interest on, and any premium payable with respect to, this Note are payable at the principal corporate trust office of the Trustee hereinafter mentioned or any successor as Trustee under such Indenture.

     This Note is one of a series designated as the "First Mortgage Pipe Line Notes, ___% Series __ due ____" of the Company, limited in aggregate principal amount to $____________ and issued under and secured by an Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986 (as amended by the First Supplemental Indenture dated as of December 1, 1987, the Second Supplemental Indenture dated as of November 30, 1992, and the Third Supplemental Indenture dated as of December 31, 1993 and as amended and supplemented from time to time hereafter, the "Indenture"), from the Company to PNC Bank, National Association, formerly Pittsburgh National Bank (the "Trustee"), and J.G. Routh (the "Individual Trustee"), as Trustees (together, the "Trustees"). Contemporaneously with the issuance of the Notes of this series, the Company is issuing Notes under the Indenture of two other series which, together with the Notes of this series (collectively, the "1993 Notes"), are in the aggregate principal amount of $35,000,000. Reference is made to that certain Note Purchase and Private Shelf Agreement dated as of December 31, 1993 (as amended from time to time, the "Note Agreement") between the Company and The Prudential Insurance Company of America and each "Prudential Affiliate" (as defined in the Note Agreement) which becomes a party thereto for a further statement of the terms applicable to the 1993 Notes. The 1993 Notes constitute Additional Notes under the Indenture and together with the "1986 Notes" (as defined in the Indenture) and any Additional Notes issued after the date hereof, are secured equally and ratably by the Lien of the Indenture. The 1993 Notes, 1986 Notes and any Additional Notes are collectively referred to herein as the "Notes". Reference is made to the Indenture and all Indentures Supplemental thereto for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the Holders of the Notes and of the Trustees in respect thereof, and the terms and conditions upon which the Notes are, and are to be, secured. The Notes of the several series issued and to be issued under the Indenture from time to time may vary in aggregate principal amount, may mature at different times, may bear interest at different rates and may otherwise differ as in the Indenture provided.

     As provided in the Indenture, the 1993 Notes are subject to mandatory and optional redemption on the terms specified in the Indenture.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any Indenture Supplemental thereto, and of the rights and obligations with respect to the Indenture of the Company and of the Holders of the Notes may be made with the consent of the Company upon the written consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes entitled to vote thereon then Outstanding, or by an affirmative vote of the Holders of not less than 66 2/3% in aggregate principal amount of the Notes entitled to vote thereon then Outstanding, at a meeting of Noteholders called and held as provided in the Indenture or as otherwise provided in the Indenture; provided, however, that no such modification or alteration shall be made without the consent of the Holder hereof which will (a) affect the right of such Holder to receive payment of principal, or interest or premium (if any) on, this Note, or to institute suit for the enforcement of such payment on or after the respective due dates expressed herein, or (b) otherwise than as permitted by the Indenture, permit the creation of any lien ranking prior to, or on a parity with, the Lien of the Indenture with respect to any property covered thereby, or (c) reduce the percentage of the aggregate principal amount of Notes required to authorize any such modification or alteration.

     In case an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes at any such time Outstanding under the Indenture may be declared or may become due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be rescinded by the Holders of 66 2/3% in aggregate principal amount of the Notes then Outstanding.

     This Note is transferable by the Holder hereof, in person or by duly authorized attorney, on books of the Company to be kept for that purpose at the principal corporate trust office of the Trustee, upon surrender and cancellation of this Note and on presentation of a duly executed written instrument of transfer, and thereupon a new Note or Notes of the same series, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange theretofore; and this Note, with or without others of the same series, may in like manner be exchanged for one or more new Notes of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

     The Company and the Trustees may deem and treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment of, or on account of, the principal hereof and interest due hereon, and for all other purposes, and neither the Company nor the Trustees shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of, or the interest or premium (if any) on, this Note, or for any claim based hereon or on the Indenture or any Indenture Supplemental thereto, against any partner, past, present or future, of the Company (including the General Partner), or of any predecessor or successor, heir or assignee of any such partner as such, or any stockholder, director, officer or employee of any such partner, either directly or through the Company or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, being released by every owner hereof by the acceptance of this Note and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

     This Note shall not be entitled to any benefit under the Indenture or any Indenture Supplemental thereto, or become valid or obligatory for any purpose, until PNC Bank, National Association, formerly Pittsburgh National Bank, the Trustee under the Indenture, or a successor Trustee thereto under the Indenture, shall have signed the form of certificate imprinted hereon.

     THIS NOTE IS BEING DELIVERED AND IS INTENDED TO BE PERFORMED IN THE STATE OF NEW YORK, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF SUCH STATE.

     IN WITNESS WHEREOF, Buckeye Pipe Line Company, L.P., has caused this Note to be signed in its name by its General Partner.

Dated                                   BUCKEYE PIPE LINE COMPANY, L.P.

                                        By Buckeye Pipe Line Company,
                                           a Delaware Corporation
                                           as General Partner

                                             By............................
                                                    [Vice] President

(Corporate Seal)
Attest:


   ............................
     [Assistant] Secretary of
        Buckeye Pipe Line
       Company, a Delaware
          Corporation



                       [FORM OF TRUSTEE'S CERTIFICATE]

     This Note is one of the 1993 Notes, of the series designated therein, described in the within-mentioned Indenture.

                                           PNC BANK, NATIONAL ASSOCIATION
                                           formerly Pittsburgh National
                                           Bank
                                                      Trustee,


                                           By............................
                                                 Authorized Signatory

; and

     WHEREAS, all the requirements of law and the Partnership Agreement have been fully complied with and all other acts and things necessary to make the 1993 Notes, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid and legally binding obligations of the Company, and to constitute the Indenture a valid, binding and legal instrument for the security of the Notes, have been done and performed;

          2.   Amendments to Article One of the Indenture.
               ------------------------------------------

               (a) The definition of the term "Called Principal" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Called Principal" shall mean, with respect to any 1986 Note or 1993 Note, the principal of such Note that is to be redeemed pursuant to (S) 2.12 hereof or (S) 2.13 hereof, respectively, or is declared to be immediately due and payable pursuant to Article Eight.

               (b) The definition of the term "Discounted Value" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Discounted Value" shall mean, with respect to the Called Principal of any 1986 Note or 1993 Note, the amount calculated by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

               (c) Definitions of two new defined terms in the Indenture shall be inserted into Article One of the Indenture as follows:

               "1993 Notes" shall have the meaning set forth in (S) 2.13.

               "1993 Note Purchase Agreement" shall mean the Note Purchase and Private Shelf Agreement dated as of December 31, 1993 between the Company and each of the purchasers of the 1993 Notes.

               (d) The definition of the term "Note Purchase Agreements" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Note Purchase Agreements" shall mean, collectively (i) the several Note Purchase Agreements as of December 15, 1986 between the Company and each of the purchasers of the 1986 Notes named in the Schedule of Purchasers attached thereto, and (ii) the 1993 Note Purchase Agreement.

               (e) The definition of the term "Reinvestment Yield" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Reinvestment Yield" shall mean, with respect to the Called Principal of any 1986 Note, the yield to maturity implied by the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported at the commencement of business on the Business Day next preceding the Settlement Date with respect to such Called Principal or, in the case of a redemption pursuant to (S) 2.12(b), the Business Day next preceding the date of the notice with respect to such Called Principal mailed to Holders of 1986 Notes pursuant to (S) 5.01) in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of such Called Principal as of such Settlement Date. Such implied yield shall be determined (a) by calculating the remaining weighted average life to final maturity of such Called Principal rounded to the nearest quarter-year and (b) if necessary, by interpolating linearly between Treasury Constant Maturity Series yields.

               With respect to the Called Principal of any 1993 Note, "Reinvestment Yield" shall mean the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S.

          Treasury bill quotations to bond-equivalent yield in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

               (f) A definition of a new defined term in the Indenture shall be inserted into Article One of the Indenture as follows:

               "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into
          (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               (g) The definition of the term "Settlement Date" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be redeemed pursuant to (S) 2.12 or (S) 2.13, as appropriate, or is declared to be immediately due and payable pursuant to Article Eight.

               (h) The definition of the term "Yield-Maintenance Premium" set forth in Article One of the Indenture is hereby amended in its entirety to read as follows:

               "Yield-Maintenance Premium" shall mean, with respect to any 1986 Note, Series K Note before December 15, 2001, Series L Note or Series M Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of such Called Principal plus interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. With respect to any Series K Note on or after December 15, 2001, "Yield-Maintenance Premium" shall mean the amount determined in accordance with the following schedule with respect to each Series K Note so redeemed:

============================================================================
                                                Yield Maintenance Premium
                                             Expressed as Percentage of the
       Date of Redemption                       Principal Amount Redeemed
- ----------------------------------------------------------------------------
After December 14, 2001 and on
 or before December 14, 2002                                7.11%
- ----------------------------------------------------------------------------
After December 14, 2002 and on
 or before December 14, 2003                                5.93%
- ----------------------------------------------------------------------------
After December 14, 2003 and on
 or before December 14, 2004                                4.74%
- ----------------------------------------------------------------------------
After December 14, 2004 and on
 or before December 14, 2005                                3.56%
- ----------------------------------------------------------------------------
After December 14, 2005 and on
 or before December 14, 2006                                2.37%
- ----------------------------------------------------------------------------
After December 14, 2006 and on
 or before December 14, 2007                                1.19%
- ----------------------------------------------------------------------------
After December 14, 2007                                        0%
============================================================================


               The Yield Maintenance Premium shall in no event be less than zero.

          3.   Amendment to Article Two of the Indenture.  Article Two of the
               -----------------------------------------
Indenture is hereby amended by adding a new Section 2.13 to read as follows:

               (S) 2.13. The first three series of Additional Notes to be executed, authenticated and delivered under and secured by this Indenture shall be the Series K through M Notes, aggregating $35,000,000 principal amount (collectively, the "1993 Notes"), each series designated as set forth in the following table:

                                                                                           Maximum
                                                                            Annual        Aggregate
                              Referred to                                  Interest       Principal
        Designation            herein as             Maturity                Rate          Amount*
        -----------           ------------           --------              --------       ---------
First Mortgage Pipe Line       Series K Notes       December 15, 2007       7.11%        $11,000,000
 Notes, Series K due 2007
First Mortgage Pipe Line       Series L Notes       December 15, 2008       7.15%        $11,000,000
 Notes, Series L due 2008
First Mortgage Pipe Line       Series M Notes       December 15, 2009       7.19%        $13,000,000
 Notes, Series M due 2009

- -------------
    *Except as expressly provided in (S) 2.04, (S) 2.07, and (S) 2.10 of the Indenture.

          and the Notes of each such series shall be issuable in denominations of $1,000 and any integral multiple thereof, shall be substantially in the form set forth in the recitals hereto, shall be executed, authenticated and delivered in accordance with, and subject to, all of the terms, conditions and covenants of this Indenture, and shall have the following further terms and provisions:

               (a) Interest on the principal amount of each of the 1993 Notes from the date of original issue until due and payable, shall be paid, at the rate specified in the Note, semi-annually on June 15 and December 15 in each year and on any overdue payment of principal or (to the extent not prohibited by law) premium or interest thereon on the dates specified above or, at the option of the Noteholders, on demand at the greater of (i) 1% over the rate specified above or (ii) the rate of interest publicly announced by Morgan Guaranty Trust Company of New York, from time to time in New York City, as its prime rate, as shall be determined by the Trustee.

               (b) Subject to the limitations set forth below, the Notes of each series of the 1993 Notes shall be subject to redemption, in whole at any time or from time to time in part (in $100,000 increments and not less than $5,000,000 per occurrence), at the option of the Company, upon notice given to the holders of the 1993 Notes to be redeemed in the manner provided in the Indenture, at a redemption price equal to 100% of the principal amount so redeemed plus all interest accrued and unpaid at the redemption date plus (to the extent not prohibited by law) the Yield-Maintenance Premium, if any, with respect to each Note so redeemed.

          Notwithstanding the foregoing, no redemption of the Series K Notes may be made on or after December 15, 2001 pursuant to this paragraph 2.13(b).

               (c) Subject to the limitations set forth below, the Series K Notes shall be subject to redemption subsequent to December 15, 2001, in whole or from time to time in part (in $100,000 increments and not less than $5,000,000 per occurrence), at the option of the Company, upon notice given to the holders of the Series K Notes to be redeemed in the manner provided in the Indenture, at a redemption price equal to 100% of the principal amount so redeemed plus all interest accrued and unpaid at the redemption date plus (to the extent not prohibited by law) the Yield Maintenance Premium determined in accordance with the following schedule with respect to each Series K Note so redeemed:

============================================================================
                                                 Yield Maintenance Premium
                                              Expressed as Percentage of the
       Date of Redemption                       Principal Amount Redeemed
- ----------------------------------------------------------------------------
After December 14, 2001 and on
 or before December 14, 2002                                7.11%
- ----------------------------------------------------------------------------
After December 14, 2002 and on
 or before December 14, 2003                                5.93%
- ----------------------------------------------------------------------------
After December 14, 2003 and on
 or before December 14, 2004                                4.74%
- ----------------------------------------------------------------------------
After December 14, 2004 and on
 or before December 14, 2005                                3.56%
- ----------------------------------------------------------------------------
After December 14, 2005 and on
 or before December 14, 2006                                2.37%
- ----------------------------------------------------------------------------
After December 14, 2006 and on
 or before December 14, 2007                                1.19%
- ----------------------------------------------------------------------------
After December 14, 2007                                        0%
============================================================================

               (d) The 1993 Notes are also subject to redemption in the circumstances set forth in (S) 7.01(c).

               The principal amount of any series of Notes to be redeemed pursuant to the provisions of (S) 2.13(b) or 2.13(c) and the principal amount of any Notes to be redeemed pursuant to (S) 7.01(c) shall be pro-rated among the Holders of the Notes of said series in the proportion that their respective holdings bear to the aggregate principal amount of Notes of said series

          Outstanding on the date of selection. The Trustee shall make such adjustments in the principal amount of the Notes of each Holder to be redeemed so that such amount shall, in every case, be $1,000 or an integral multiple thereof.

          4.   Amendments to Article Five of the Indenture.  Section 5.01 of the
               -------------------------------------------
Indenture is hereby amended by adding a new paragraph to such Section as its third paragraph to read as follows:

               With respect to 1993 Notes, the Company's notice of redemption shall also specify whether the optional redemption is being made pursuant to (S)2.13(b) or (S)2.13(c) hereof. Once notice of redemption has been given as hereinabove provided, the principal amount of the 1993 Notes specified in such notice, together with (to the extent not prohibited by law) the Yield-Maintenance Premium (if any) with respect thereto shall become due and payable on the redemption date and, as to principal, applied to required payments thereon in the inverse order of their scheduled due dates.

          5. This Third Supplement may be executed in several counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Third Supplement to be executed on its behalf by its General Partner, by the President or one of the Vice President of the General Partner, and the corporate seal of the General Partner to be hereto affixed and said seal and this Indenture to be attested by the General Partner's Secretary or one of its Assistant Secretaries; and the Trustee has caused this Third Supplement to be executed on its behalf by one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Assistant Secretaries; and the Individual Trustee has affixed his hand and seal hereto; all as of the 31st day of December, one thousand nine hundred and ninety-three.


Witness                                  BUCKEYE PIPE LINE COMPANY, L.P.

/s/ James H. Carroll                     By: BUCKEYE PIPE LINE COMPANY,
- ----------------------------             a Delaware corporation, as
James H. Carroll                         general partner
- ----------------------------


Witness                                  By: /s/ Steven C. Ramsey
                                            -------------------------------
/s/ C. Richard Wilson                       Name:  Steven C. Ramsey
- ----------------------------                Title: Vice President
C. Richard Wilson                        (Corporate Seal)
- ----------------------------
                                         Attest:

                                         /s/ Arthur Rosenblatt
                                         ----------------------------------
                                         Name:  Arthur Rosenblatt
                                         Title: Assistant Secretary


Witness PNC BANK, NATIONAL ASSOCIATION, formerly Pittsburgh National Bank, as Trustee

/s/ Kathy DiPasquale
- ----------------------------             By: /s/ F.J. Deramo
Kathy DiPasquale                            -------------------------------
- ----------------------------                Name: F.J. Deramo
                                            Title: Vice President
Witness

/s/ Sherri Locke
- ----------------------------             (Corporate Seal)
Sherri Locke                             Attest:
- ----------------------------

                                         /s/ Amy R. Howeroft
                                         -----------------------------------
                                         Name: Amy R. Howeroft
                                         Title: Assistant Vice President

Witness                                  J.G. ROUTH, as Individual Trustee

/s/ Sherri Locke                         By: /s/ J.G. Routh
- ----------------------------                --------------------------------
Sherri Locke                                Name:  J.G. Routh
- ----------------------------                Title: Vice President

Witness

/s/ Kathy DiPasquale
- ----------------------------
Kathy DiPasquale
- ----------------------------


I hereby certify that the correct address of the Trustee is:
One Oliver Plaza
Pittsburgh, PA 15265


By: /s/
   ---------------------
   For Trustee


I hereby certify that the correct address of the Individual Trustee is:
308 Depot Street
Jamestown, PA 16134


By: /s/
   ---------------------
   For Trustee



This instrument prepared by:
James H. Carroll, Esq.
Morgan, Lewis & Bockius
2000 One Logan Square
Philadelphia, PA  19103

COMMONWEALTH OF PENNSYLVANIA    )
                                ) ss.:
COUNTY OF LEHIGH                )



On the 31st day of December, 1993, before me personally came Steven C. Ramsey, to me known, who, being by me duly sworn, did depose and say that he resides at No. 598 Bair Road, Berwyn, Pennsylvania 19312; that he is the Vice President of Buckeye Pipe Line Company, the corporation described in and which executed the foregoing instrument; which corporation is a general partner of Buckeye Pipe Line Company, L.P., the Delaware limited partnership described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                         /s/ Ruth E. Synder
                         ------------------------------
                         Notary Public


                         -----------------------------------
                                    NOTARIAL SEAL
                            RUTH E. SYNDER, Notary Public
                            Allentown, Lehigh County, PA
                         My Commission Expires July 25, 1994
                         -----------------------------------

COMMONWEALTH OF PENNSYLVANIA       )
                                   ) ss.:
COUNTY OF ALLEGHENY                )



On the 3rd day of January, 1994, before me personally came F.J. Deramo, to me known, who, being by me duly sworn, did depose and say that (s)he resides at No. 217 Chesnut Road, Sewickly, PA 15143; that (s)he is the Vice President of PNC Bank, National Association, the corporation described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that (s)he signed his/her name thereto by like order.


                         /s/ Mark C. Baker
                         ------------------------------
                         Notary Public


                         -----------------------------------
                                    NOTARIAL SEAL
                            Mark C. Baker, Notary Public
                            Pittsburgh, Allegheny County
                         My Commission Expires July 13, 1996
                         -----------------------------------
                         Member, Pennsylvania Association of
                                      Notaries

COMMONWEALTH OF  PENNSYLVANIA       )
                                    )  ss.:
COUNTY OF ALLEGHENY                 )



On the 3rd day of January, 1994, before me personally came J. G. Routh, to me known to be the individual described in and who executed the foregoing instrument in the capacity therein stated, and acknowledged that he executed the same.


                         /s/ Mark C. Baker
                         ------------------------------
                         Notary Public


                         -----------------------------------
                                    NOTARIAL SEAL
                            Mark C. Baker, Notary Public
                            Pittsburgh, Allegheny County
                         My Commission Expires July 13, 1996
                         -----------------------------------
                         Member, Pennsylvania Association of
                                      Notaries

                                   SCHEDULE 1


          The Indenture of Mortgage and Deed of Trust and Security Agreement, dated as of December 15, 1986, was recorded on ______________________, 198__ in the land records in and for the [Town] [County] of ____________________, State of __________________ at Mortgage Book (Folio) _____________, Page
_______________.